Exhibit 10.5

2014 Omnibus Incentive Plan
Restricted Stock Award Agreement

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of _________, 2016 (the “Grant Date”), is made by and between Triumph Bancorp, Inc., a Texas corporation (the “Company”), and ______________ (“Participant”).  Capitalized terms used herein without definition have the meanings ascribed to such terms in the Triumph Bancorp, Inc. 2014 Omnibus Incentive Plan (the “Plan”).

WHEREAS, the Company has adopted the Plan to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and consultants and to provide the Company and its Subsidiaries and Affiliates with a means of providing incentives for future performance of services directly linked to the profitability of the Company’s businesses and increases in shareholder value; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant Participant an award of Restricted Stock on the terms and subject to the conditions set forth in this Agreement and the Plan.

NOW THEREFORE, in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.Grant of Restricted Stock Award.

(a)

Grant.  The Company hereby grants to Participant an award of an aggregate of ___________ restricted Shares of Common Stock (the “Restricted Stock”), on the terms and subject to the conditions set forth in this Agreement and as otherwise provided in the Plan.

(b)

Incorporation by Reference, Etc.  The provisions of the Plan are hereby incorporated herein by reference.  Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan.

2.Vesting.  Except as may otherwise be provided herein, the Shares of Restricted Stock shall become vested and nonforfeitable according to the following provisions:

(a)

General Vesting.  Except as may otherwise be provided herein, (i) one fourth (rounded down to the nearest whole Share if applicable) of the Shares of Restricted Stock shall vest on the first anniversary of the Grant Date, (ii) one fourth (rounded down to the nearest whole Share if applicable) of the Shares of Restricted Stock shall vest on the second annual anniversary of the Grant Date, (iii) one fourth (rounded down to the nearest whole Share if applicable) of the Shares of Restricted Stock shall vest on the third annual anniversary of the Grant Date, and (iv) the remaining Shares of Restricted Stock shall vest on the fourth annual anniversary of the Grant Date, in each case, subject to Participant not having incurred a Termination of Service as of the applicable vesting date; provided that if such Termination of Service is due to Participant’s Retirement, the shares of Restricted Stock shall continue to vest in accordance with the schedule set forth in this Section 2(a), so long as Participant does not engage in activities reasonably determined by the Committee to be competitive with the Company or any of its Affiliates (it being understood that in the event of any such engagement, any Shares of Restricted Stock that have not vested shall be immediately forfeited). For purposes hereof, Retirement means a Termination of Service on or after reaching the minimum retirement age adopted by the Company for its executives generally as in effect at the time of such Termination of Service.

(b)

Vesting upon Death or Disability.  If Participant incurs a Termination of Service due to Participant’s death or Disability, the restrictions on any unvested Restricted Stock shall immediately lapse and the Restricted Stock shall be fully vested as of the date of Termination of Service.

(c)

Vesting upon post-Change in Control Severance Event.  If, during the 24-month period following a Change in Control, Participant incurs a Termination of Service due to a termination by the Company without Cause, all Shares of Restricted Stock that have not theretofore vested shall vest and all restrictions on such Restricted Stock shall immediately lapse.  If Participant is party to an Individual Agreement or covered under any severance plan or arrangement with a “good reason” or similar provision, a Termination of Employment by Participant for good reason or similar term during such 24-month period shall be treated as a termination by the Company without Cause for purposes of this paragraph.

(d)

Other Termination of Service.  If Participant incurs a Termination of Service for any reason other as set forth in Section 2(b) and 2(c) above, all unvested Restricted Stock shall be forfeited by Participant without consideration.

3.Tax Withholding.  No later than the date as of which an amount first becomes includible in the gross income of Participant for federal income tax purposes with respect to any Shares of Restricted Stock, Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state and local income and employment taxes that are required by applicable laws and regulations to be withheld with respect to such amount.  Participant may direct the Company, to the extent permitted by law and as may be authorized by the Committee or as may otherwise be permitted under Section 14(d) of the Plan, to deduct any such taxes from any payment otherwise due to Participant, including the delivery of Shares of the Restricted Stock that gives rise to the withholding requirement.  The Company’s obligation to deliver the Restricted Stock or any certificates evidencing the Restricted Stock (or to make a book entry or other electronic notation indicating ownership of the Shares), or otherwise remove the restrictive notations or legends on such Shares or certificates that refer to nontransferability as set forth in Section 4, is subject to the condition precedent that Participant either pay or provide for the amount of any such withholding.  Participant shall not attempt or purport to elect under Section 83(b) of the Code to pay income tax at the time of grant of the Restricted Stock.

4.Issuance of Restricted Stock.  The Restricted Stock shall be issued by the Company and shall be registered in Participant’s name on the stock transfer books of the Company promptly after the Grant Date.  Any certificates representing Restricted Stock shall remain in the physical custody of the Company or its designee at all times prior to, in the case of any particular Share of the Restricted Stock, the date on which such Share vests.  Any certificates representing Restricted Stock shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of the Triumph Bancorp, Inc. 2014 Omnibus Incentive Plan and a Restricted Stock Award Agreement, dated as of _______, 2016, between Triumph Bancorp, Inc. and ______________.  A copy of such Agreement is on file at the offices of Triumph Bancorp, Inc.

As soon as practicable following the vesting of any Restricted Stock, the Company shall ensure that its stock transfer books reflect the vesting. If certificates for the Restricted Stock exist, such certificates for such vested Restricted Stock shall be delivered to Participant or to Participant’s legal representative along with the stock powers relating thereto.

5.Dividend and Voting Rights.  After the Grant Date, Participant shall be the record owner of the Restricted Stock, unless and until such Restricted Stock is forfeited pursuant to Participant’s Termination of Service or sold or otherwise disposed of after becoming vested, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights; provided that (a) any cash dividends paid with respect to Restricted Stock shall be withheld by the Company and shall be deemed to be reinvested in additional Shares of Restricted Stock, and (b) in the case of a dividend paid in Shares, any such additional Shares shall become Restricted Stock, in the case of clauses (a) and (b) with such additional Shares of Restricted Stock to be subject to the same vesting and forfeiture conditions, restrictions, and schedule as applied to the Restricted Stock with respect to which the applicable dividend was paid.

6.Transferability.  The Restricted Stock may not, at any time prior to becoming vested, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, its Subsidiaries and its Affiliates; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.  The Restricted Stock shall be subject to the restrictions on transfer set forth in the Plan and this Agreement.

7.Adjustment.  In the event of any event described in Section 3(c) of the Plan occurring after the Grant Date, the adjustment provisions as provided for under Section 3(c) of the Plan shall apply to the Restricted Stock.

8.Change in Control.  The provisions of this Section 8 shall govern vesting of the Restricted Stock upon a Change of Control.

(a)

In the event of a Change in Control of the Company occurring after the Grant Date, any unvested Restricted Stock (if not previously forfeited) shall become vested and nonforfeitable, except to the extent that another award meeting the requirements of Section 8(b) is provided to Participant to replace this Award (any award meeting the requirements of Section 8(b), a “Replacement Award”).

(b)

An award shall meet the conditions of this Section 8(b) (and hence qualify as a Replacement Award) if: (1) it is an award of restricted stock of publicly traded equity securities of the Company or the surviving corporation following the Change in Control, (2) it has a value at least equal to the value of the Restricted Stock as of the date of the Change in Control (other than in respect of customary fractional rounding of share amounts and exercise price), (3) it contains terms relating to vesting and exercisability (including with respect to Termination of Service) that are substantially identical to those of this Award, and (4) its other terms and conditions are not less favorable to Participant than the terms and conditions of this Award (including provisions that apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of this Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 8(b) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

9.Clawback Policy.  Participant agrees that, notwithstanding any other provision of this Agreement or the Plan, the Restricted Stock awarded under this Agreement shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any clawback policy that the Company may adopt and that is applicable to Participant, as it may be amended from time to time, and any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation.

10.Miscellaneous.

(a)

Waiver and Amendment.  The Committee may unilaterally amend the terms of this Agreement and the Restricted Stock granted thereunder; provided that no such amendment shall, without the Participant’s consent, materially impair the rights of any Participant with respect to this Agreement and the Restricted Stock granted thereunder, except such an amendment made to cause the Plan, this Agreement, or the Restricted Stock granted thereunder to comply with applicable law, Applicable Exchange listing standards, or accounting rules.  No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages.  No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(b)

Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, courier service or personal delivery:

if to the Company to:

Triumph Bancorp, Inc.

12700 Park Central Drive, Suite 1700

Dallas, TX 75251

Facsimile:  (214) 237-3197

Attention:  General Counsel

if to Participant:  at the address last on the records of the Company.

All such notices, demands and other communications shall be deemed to have been duly given (i) when delivered by hand, if personally delivered; (ii) when delivered by courier, if delivered by commercial courier service; (iii) five business days after being deposited in the mail, postage prepaid, if mailed; and (iv) when receipt is mechanically acknowledged, if by facsimile.

(c)

Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(d)

No Rights to Service.  Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which is hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.

(e)

Beneficiary.  Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, change or revoke such designation by filing a new designation with the Company.  The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to Participant’s death, and in no event shall it be effective as of a date prior to such receipt.  If no beneficiary designation is filed by Participant, the beneficiary shall be deemed to be his or her spouse or, if Participant is unmarried at the time of death, his or her estate.

(f)

Successors.  The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.

(g)

Entire Agreement.  This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations with respect thereto.

(h)

Bound by the Plan.  By signing this Agreement, Participant acknowledges that he or she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(i)

Governing Law.  This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Texas without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Texas.

(j)

Headings.  The headings of the Sections of this Agreement are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(k)	Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

11.Compliance with Legal Requirements.  The grant of the Restricted Stock and any other obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.  The Committee, in its sole discretion, may postpone the issuance or delivery of Shares as the Committee may consider appropriate and may require Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TRIUMPH BANCORP, INC.

By:
Name:
Title:

PARTICIPANT

[Participant]

[Signature Page to ________, 2016 Restricted Stock Award Agreement]